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                                                                       EXHIBIT 5

June 14, 2004


Selectica, Inc.
3 West Plumeria Drive
San Jose, California 95134-2111


Re:   Selectica, Inc. Registration Statement
      for Offering of 1,571,298 Shares of Common Stock

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,571,298 shares of Common Stock under the 1999 Equity Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, nonassessable and, to our knowledge, fully paid shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
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    Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP